Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Brad Shepherd, Director, Investor Relations
(617) 796-8245

Five Star Senior Living Inc. Announces Second Quarter 2018 Results

Newton, MA (August 9, 2018).  Five Star Senior Living Inc. (Nasdaq: FVE) today announced its financial results for the quarter ended June 30, 2018.

Financial Results for the quarter ended June 30, 2018:

•
Senior living revenue for the second quarter of 2018 decreased 3.5% to $270.9 million from $280.9 million for the same period in 2017, primarily due to Five Star's sale of four senior living communities in December 2017, January 2018 and February 2018 to Senior Housing Properties Trust (Nasdaq: SNH) pursuant to a transaction agreement between Five Star and SNH, or the 2017 Transaction Agreement, and a decrease in occupancy. Management fee revenue for the second quarter of 2018 increased 6.3% to $3.8 million, primarily due to an increase in the number of managed communities compared to the same period in 2017.

▪
Net loss for the second quarter of 2018 was $20.9 million, or $0.42 per diluted share, compared to net loss of $6.5 million, or $0.13 per diluted share, for the same period in 2017. Net loss for the second quarter of 2018 included a gain on sale of senior living communities of $1.5 million, or $0.03 per diluted share, primarily relating to Five Star’s sale of two senior living communities in June 2018 pursuant to the 2017 Transaction Agreement. Net loss for the second quarter of 2018 included a benefit for income taxes of $1.4 million, or $0.03 per diluted share, resulting primarily from Five Star's monetization of alternative minimum tax credits during the second quarter of 2017.

▪
Earnings before interest, taxes, depreciation and amortization, or EBITDA, for the second quarter of 2018 was $(11.3) million compared to $2.8 million for the same period in 2017. EBITDA excluding certain items noted in the supplemental information provided below, or Adjusted EBITDA, was $(12.2) million and $3.0 million for the second quarters of 2018 and 2017, respectively. A reconciliation of net loss determined in accordance with U.S. generally accepted accounting principles, or GAAP, to EBITDA and Adjusted EBITDA for the quarters ended June 30, 2018 and 2017 appears later in this press release.

Operating Results for the quarter ended June 30, 2018:

▪	Occupancy at owned and leased senior living communities for the second quarter of 2018 was 81.4% compared to 83.1% for the same period in 2017.

▪	The average monthly rate at owned and leased senior living communities for the second quarter of 2018 decreased 0.1% to $4,709 from $4,715 for the same period in 2017.

▪
The percentage of revenue derived from residents’ private resources at owned and leased senior living communities for the second quarter of 2018 was 78.0% compared to 77.7% for the same period in 2017.

Financial Results for the six months ended June 30, 2018:

•
Senior living revenue for the six months ended June 30, 2018 decreased 3.2% to $545.4 million from $563.3 million for the same period in 2017, primarily due to Five Star's sale of four senior living communities in December 2017, January 2018 and February 2018 pursuant to the 2017 Transaction Agreement and a decrease in occupancy. Management fee revenue for the six months ended June 30, 2018 increased 4.0% to $7.4 million, primarily due to an increase in the number of managed communities compared to the same period in 2017.

•
Net loss for the six months ended June 30, 2018 was $28.8 million, or $0.58 per diluted share, compared to net loss of $13.3 million, or $0.27 per diluted share, for the same period in 2017. Net loss for the six months ended June 30, 2018 included a gain on sale of senior living communities of $7.2 million, or $0.14 per diluted share, primarily due to Five Star's sale of four senior living communities in January, February and June 2018 pursuant to the 2017 Transaction Agreement. Net loss for the six months ended June 30, 2017 included a benefit for income taxes of $1.3 million, or $0.03 per diluted share, resulting primarily from Five Star's monetization of alternative minimum tax credits during the second quarter of 2017.

▪
EBITDA for the six months ended June 30, 2018 was $(9.5) million compared to $6.4 million for the same period in 2017. Adjusted EBITDA for the six months ended June 30, 2018 was $(15.9) million compared to $6.8 million for the same period in 2017. A reconciliation of net loss determined in accordance with GAAP to EBITDA and Adjusted EBITDA for the six months ended June 30, 2018 and 2017 appears later in this press release.

Other:

As previously disclosed, in November 2017, Five Star agreed to sell six senior living communities to SNH pursuant to the 2017 Transaction Agreement for an aggregate sales price of $104.4 million, including $2.4 million of mortgage debt principal that Five Star prepaid in December 2017 in connection with the sale of one of these communities, SNH's assumption of approximately $33.5 million of mortgage debt principal secured by certain of these senior living communities and excluding closing costs. In December 2017, Five Star sold two of these communities for an aggregate sales price of approximately $39.2 million, excluding closing costs. In January 2018, Five Star sold one of these communities for approximately $19.7 million, excluding closing costs. In February 2018, Five Star sold one of these communities for approximately $22.2 million, including SNH’s assumption of approximately $16.8 million of mortgage debt principal and excluding closing costs. In June 2018, Five Star sold the remaining two senior living communities for an aggregate sales price of approximately $23.3 million, including SNH's assumption of approximately $16.6 million of mortgage debt principal and excluding closing costs. Concurrently with these sales, Five Star entered management and pooling agreements with SNH to manage these senior living communities.

In June 2018, Five Star and SNH sold to a third party a skilled nursing facility located in California which was previously leased to Five Star for a sales price of approximately $6.5 million, excluding closing costs. As a result of this sale, Five Star's annual minimum rent payable to SNH decreased by 10% of the net proceeds that SNH received from this sale, in accordance with the terms of the applicable lease.

In June 2018, Five Star began managing for SNH a senior living community located in California with 98 living units pursuant to a management agreement and Five Star's existing Pooling Agreement No. 12 with SNH, which Five Star and SNH concurrently amended and restated to include that senior living community.

Conference Call:

At 10:00 a.m. Eastern Time this morning, President and Chief Executive Officer, Bruce Mackey, and Executive Vice President, Chief Financial Officer and Treasurer, Richard Doyle, will host a conference call to discuss Five Star's second quarter 2018 results.

The conference call telephone number is (877) 329-4332. Participants calling from outside the United States and Canada should dial (412) 317-5436. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Thursday, August 16, 2018. To access the replay, dial (412) 317-0088. The replay pass code is 10121837.

A live audio webcast of the conference call will also be available in a listen-only mode on Five Star’s website, which is located at www.fivestarseniorliving.com. Participants wanting to access the webcast should visit Five Star’s website about five minutes before the call. The archived webcast will be available for replay on Five Star’s website for about one week after the call. The transcription, recording and retransmission in any way of Five Star’s second quarter 2018 conference call are strictly prohibited without the prior written consent of Five Star. Five Star’s website is not incorporated as part of this press release.

About Five Star Senior Living Inc.:

Five Star Senior Living Inc. is a senior living and healthcare services company. As of June 30, 2018, Five Star operated 283 senior living communities with 31,800 living units located in 32 states, including 208 communities (22,290 living units) that it owned or leased and 75 communities (9,510 living units) that it managed. These communities include independent living, assisted living, continuing care retirement communities and skilled nursing communities. Five Star is headquartered in Newton, Massachusetts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER FIVE STAR USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, "WILL", “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, FIVE STAR IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON FIVE STAR’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY FIVE STAR’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.

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EXCEPT AS REQUIRED BY LAW, FIVE STAR DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Senior living revenue	$270,882	$280,852	$545,407	$563,284
Management fee revenue	3,777	3,554	7,399	7,117
Reimbursed costs incurred on behalf of managed communities	68,439	65,619	135,809	130,313
Total revenues	343,098	350,025	688,615	700,714
Operating expenses:
Senior living wages and benefits	140,713	136,610	276,882	274,941
Other senior living operating expenses	75,764	74,573	149,541	147,842
Costs incurred on behalf of managed communities	68,439	65,619	135,809	130,313
Rent expense	52,113	51,514	104,358	102,745
General and administrative expenses	18,477	19,345	38,440	38,882
Depreciation and amortization expense	8,977	9,801	17,837	19,287
Gain on sale of senior living communities	(1,509)	—	(7,193)	—
Long lived asset impairment	365	176	365	386
Total operating expenses	363,339	357,638	716,039	714,396

Operating loss	(20,241)	(7,613)	(27,424)	(13,682)

Interest, dividend and other income	218	208	385	392
Interest and other expense	(604)	(1,083)	(1,307)	(2,061)
Unrealized gain (loss) on equity investments	44	—	(6)	—
Realized (loss) gain on sale of debt and equity investments, net of tax	(42)	242	(10)	281

Loss before income taxes and equity in earnings of an investee	(20,625)	(8,246)	(28,362)	(15,070)
(Provision) benefit for income taxes	(281)	1,366	(537)	1,275
Equity in earnings of an investee, net of tax	12	374	56	502
Net loss	$(20,894)	$(6,506)	$(28,843)	$(13,293)

Weighted average shares outstanding—basic and diluted	49,653	49,192	49,624	49,177

Net loss per share—basic and diluted	$(0.42)	$(0.13)	$(0.58)	$(0.27)

Supplemental Information

FIVE STAR SENIOR LIVING INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$22,137	$26,255
Accounts receivable, net of allowance	35,849	38,673
Due from related persons	6,502	4,774
Investments	19,556	22,524
Restricted cash	19,842	20,747
Prepaid expenses and other current assets	20,677	25,132
Assets held for sale	—	59,080
Total current assets	124,563	197,185

Property and equipment, net	247,628	251,504
Equity investment of an investee	8,158	8,185
Restricted cash	1,841	1,476
Restricted investments	11,024	10,758
Other long term assets	6,145	6,800
Total assets	$399,359	$475,908

Liabilities and Shareholders’ Equity
Current liabilities:
Revolving credit facility	$—	$—
Accounts payable and accrued expenses	62,968	74,734
Accrued compensation and benefits	40,635	37,893
Due to related persons	18,567	18,683
Mortgage notes payable	327	316
Accrued real estate taxes	11,536	11,801
Security deposits and current portion of continuing care contracts	3,760	4,073
Other current liabilities	35,332	36,361
Liabilities held for sale	—	34,781
Total current liabilities	173,125	218,642

Long term liabilities:
Mortgage notes payable	7,705	7,872
Accrued self insurance obligations	34,656	33,082
Deferred gain on sale and leaseback transaction	62,782	66,087
Other long term liabilities	4,905	5,231
Total long term liabilities	110,048	112,272

Shareholders’ equity:
Common stock, par value $.01: 75,000,000 shares authorized, 50,585,604 and 50,524,424 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	506	505
Additional paid in capital	361,432	360,942
Accumulated deficit	(247,385)	(220,489)
Accumulated other comprehensive income	1,633	4,036
Total shareholders’ equity	116,186	144,994
Total liabilities and shareholders’ equity	$399,359	$475,908

Supplemental Information

FIVE STAR SENIOR LIVING INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(28,843)	$(13,293)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization expense	17,837	19,287
Gain on sale of senior living communities	(7,193)	—
Unrealized loss on equity investments	6	—
Realized loss (gain) on sale of debt and equity investments	10	(281)
Loss on disposal of property and equipment	209	113
Long lived asset impairment	365	386
Equity in earnings of an investee, net of tax	(56)	(502)
Stock based compensation	491	558
Provision for losses on receivables	2,637	2,418
Amortization of deferred gain on sale and leaseback transaction	(3,305)	(3,304)
Other noncash expense (income) adjustments, net	96	265
Changes in assets and liabilities:
Accounts receivable	187	(3,343)
Prepaid expenses and other assets	4,766	559
Accounts payable and accrued expenses	(11,165)	(1,299)
Accrued compensation and benefits	2,742	3,680
Due from related persons, net	(1,798)	6,938
Other current and long term liabilities	(302)	(609)
Cash (used in) provided by operating activities	(23,316)	11,573

Cash flows from investing activities:
Acquisition of property and equipment	(23,680)	(38,012)
Purchases of investments	(2,682)	(9,389)
Proceeds from sale of property and equipment	8,529	19,308
Proceeds from sale of communities	31,853	—
Proceeds from sale of investments	4,981	12,791
Cash provided by (used in) investing activities	19,001	(15,302)

Cash flows from financing activities:
Proceeds from borrowings on revolving credit facility	5,000	35,000
Repayments of borrowings on revolving credit facility	(5,000)	(35,000)
Repayments of mortgage notes payable	(343)	(672)
Payment of deferred financing fees	—	(1,898)
Cash used in financing activities	(343)	(2,570)

Cash flows from discontinued operations:
Net cash provided by operating activities	—	1,003
Net cash flows provided by discontinued operations	—	1,003

Change in cash and cash equivalents and restricted cash	(4,658)	(5,296)
Cash and cash equivalents and restricted cash at beginning of period	48,478	33,576
Cash and cash equivalents and restricted cash at end of period	$43,820	$28,280

Reconciliation of cash and cash equivalents and restricted cash
Cash and cash equivalents	$22,137	$7,200
Restricted cash	21,683	21,080
Cash and cash equivalents and restricted cash at end of period	$43,820	$28,280

Supplemental cash flow information:
Cash paid for interest	$1,002	$1,914
Cash paid for income taxes, net	$348	$198

Non-cash activities:
Real estate sale	$33,364	$—
Mortgage notes assumed by purchaser in real estate sale	$33,364	$—

Supplemental Information

FIVE STAR SENIOR LIVING INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands)
(unaudited)

Non-GAAP financial measures are financial measures that are not determined in accordance with GAAP. Five Star believes the non-GAAP financial measures presented in the table below are meaningful supplemental disclosures because they may help investors gain a better understanding of changes in Five Star’s operating results and its ability to pay rent or service debt, make capital expenditures and expand its business. These non-GAAP financial measures also may help investors make comparisons between Five Star and other companies on both a GAAP and a non-GAAP basis. Five Star believes that EBITDA and Adjusted EBITDA are meaningful financial measures that may help investors better understand its financial performance, including by allowing investors to compare Five Star’s performance between periods and to the performance of other companies. EBITDA and Adjusted EBITDA are used by management to evaluate Five Star’s financial performance and compare Five Star’s performance over time and to the performance of other companies. Five Star calculates EBITDA and Adjusted EBITDA as shown below. These measures should not be considered as alternatives to net income (loss) or operating income (loss), as indicators of Five Star’s operating performance or as measures of Five Star’s liquidity. Also, EBITDA and Adjusted EBITDA as presented may not be comparable to similarly titled amounts calculated by other companies.

Five Star believes that net income (loss) is the most directly comparable financial measure, determined according to GAAP, to Five Star’s presentation of EBITDA and Adjusted EBITDA. The following table presents the reconciliation of these non-GAAP financial measures to net loss for the three and six months ended June 30, 2018 and 2017.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net loss	$(20,894)	$(6,506)	$(28,843)	$(13,293)
Add: interest and other expense	604	1,083	1,307	2,061
Add (less): provision (benefit) for income taxes	281	(1,366)	537	(1,275)
Add: depreciation and amortization expense	8,977	9,801	17,837	19,287
Less: interest, dividend and other income	(218)	(208)	(385)	(392)
EBITDA	(11,250)	2,804	(9,547)	6,388
Add (less):
Long lived asset impairment	365	176	365	386
Costs related to compliance assessment	20	—	(118)	—
Employee litigation matter	224	—	605	—
Gain on sale of senior living communities	(1,509)	—	(7,193)	—
Adjusted EBITDA	$(12,150)	$2,980	$(15,888)	$6,774

Supplemental Information

FIVE STAR SENIOR LIVING INC.
SENIOR LIVING COMMUNITY FINANCIAL DATA(1)
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Senior living revenue:
Independent and assisted living community revenue (owned)	$19,331	$23,872	$39,049	$47,575
Independent and assisted living community revenue (leased)	107,380	108,544	214,674	216,753
Continuing care retirement community revenue (leased)	95,070	97,709	192,848	196,891
Skilled nursing facility revenue (leased)	40,365	43,271	81,449	87,009
Ageility physical therapy revenue	8,736	7,456	17,387	15,056
Total senior living revenue	$270,882	$280,852	$545,407	$563,284

Senior living wages and benefits:
Independent and assisted living community wages and benefits (owned)	$8,781	$9,818	$17,163	$19,699
Independent and assisted living community wages and benefits (leased)	47,850	45,965	94,300	92,741
Continuing care retirement community wages and benefits (leased)	50,787	49,349	100,729	99,839
Skilled nursing facility wages and benefits (leased)	27,690	27,483	54,496	55,441
Ageility physical therapy wages and benefits	5,894	4,995	11,568	10,112
Insurance and other (2)	(289)	(1,000)	(1,374)	(2,891)
Total senior living wages and benefits	$140,713	$136,610	$276,882	$274,941

Other senior living operating expenses:
Independent and assisted living community other operating expenses (owned)	$5,844	$6,349	$11,519	$12,755
Independent and assisted living community other operating expenses (leased)	29,048	27,708	57,256	54,781
Continuing care retirement community other operating expenses (leased)	27,273	26,516	53,712	52,576
Skilled nursing facility other operating expenses (leased)	12,038	12,606	25,010	24,518
Ageility physical therapy other operating expenses	633	551	1,101	942
Insurance and other (2)	928	843	943	2,270
Total other senior living operating expenses	$75,764	$74,573	$149,541	$147,842

(1)	Excludes data for managed communities.

(2)
Insurance and other expenses primarily relate to Five Star's captive insurance company subsidiary, which mainly participates in Five Star's workers' compensation and professional and general liability insurance programs. Credit balances in senior living wages and benefits represent premiums earned by Five Star's captive insurance company subsidiary in excess of expenses recorded in the applicable period.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
COMPARABLE SENIOR LIVING COMMUNITY FINANCIAL DATA(1)
(in thousands)
(unaudited)

	Three Months Ended June 30, (2)		Six Months Ended June 30,(3)
	2018	2017	2018	2017
Senior living revenue:
Independent and assisted living community revenue (owned)	$18,391	$18,501	$36,576	$36,958
Independent and assisted living community revenue (leased)	107,380	108,544	214,674	216,753
Continuing care retirement community revenue (leased)	95,070	97,709	192,848	196,891
Skilled nursing facility revenue (leased)	39,274	41,384	78,381	83,061
Ageility physical therapy revenue	8,736	7,456	17,387	15,056
Total senior living revenue	$268,851	$273,594	$539,866	$548,719

Senior living wages and benefits:
Independent and assisted living community wages and benefits (owned)	$8,376	$8,015	$16,259	$16,081
Independent and assisted living community wages and benefits (leased)	47,850	45,965	94,300	92,741
Continuing care retirement community wages and benefits (leased)	50,787	49,349	100,729	99,839
Skilled nursing facility wages and benefits (leased)	26,860	26,208	52,445	52,861
Ageility physical therapy wages and benefits	5,894	4,995	11,568	10,112
Insurance and other (4)	(289)	(1,000)	(1,374)	(2,891)
Total senior living wages and benefits	$139,478	$133,532	$273,927	$268,743

Other senior living operating expenses:
Independent and assisted living community other operating expenses (owned)	$5,460	$5,005	$10,606	$10,103
Independent and assisted living community other operating expenses (leased)	29,048	27,708	57,256	54,781
Continuing care retirement community other operating expenses (leased)	27,273	26,516	53,712	52,576
Skilled nursing facility other operating expenses (leased)	11,524	12,068	23,832	23,316
Ageility physical therapy other operating expenses	633	551	1,101	942
Insurance and other (4)	928	843	943	2,270
Total other senior living operating expenses	$74,866	$72,691	$147,450	$143,988

(1)	Excludes data for managed communities.

(2)	Includes data for senior living communities that we have owned or leased continuously since April 1, 2017.

(3)	Includes data for senior living communities that we have owned or leased continuously since January 1, 2017.

(4)
Insurance and other expenses primarily relate to Five Star's captive insurance company subsidiary, which mainly participates in Five Star's workers' compensation and professional and general liability insurance programs. Credit balances in senior living wages and benefits represent premiums earned by Five Star's captive insurance company subsidiary in excess of expenses recorded in the applicable period.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
SENIOR LIVING OTHER OPERATING DATA
(unaudited)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Independent and assisted living communities (owned):(1)
Number of communities (end of period)	20	22	24	26	26
Number of units (end of period)	2,108	2,259	2,474	2,703	2,703
Occupancy(2)	81.1%	80.7%	82.7%	82.9%	83.4%
Avg. monthly rate(3)	$3,392	$3,464	$3,408	$3,410	$3,427

Independent and assisted living communities (leased):
Number of communities (end of period)	128	128	128	128	128
Number of units (end of period)	10,519	10,510	10,507	10,537	10,537
Occupancy(2)	83.6%	83.4%	84.4%	84.6%	84.6%
Avg. monthly rate(3)	$4,024	$4,070	$3,978	$3,981	$4,006

Continuing care retirement communities (leased):
Number of communities (end of period)	31	31	31	31	31
Number of units (end of period)(4)	7,158	7,158	7,159	7,163	7,172
Occupancy(2)	80.6%	81.5%	81.8%	81.6%	81.8%
Avg. monthly rate(3)	$5,433	$5,584	$5,433	$5,400	$5,490

Skilled nursing facilities (leased):
Number of communities (end of period)	29	30	30	30	30
Number of units (end of period)(5)	2,505	2,602	2,602	2,602	2,602
Occupancy(2)	74.7%	75.7%	77.8%	80.1%	79.7%
Avg. monthly rate(3)	$6,926	$6,951	$6,721	$6,725	$6,973

Total senior living communities (owned and leased):
Number of communities (end of period)	208	211	213	215	215
Number of units (end of period)	22,290	22,529	22,742	23,005	23,014
Occupancy(2)	81.4%	81.7%	82.6%	83.0%	83.1%
Avg. monthly rate(3)	$4,709	$4,796	$4,653	$4,648	$4,715

Managed communities:(1)
Number of communities (end of period)	75	72	70	68	68
Number of units (end of period)(6)	9,510	9,258	9,043	8,807	8,806
Occupancy(2)	86.1%	86.0%	86.0%	85.8%	85.7%
Avg. monthly rate(3)	$4,242	$4,301	$4,254	$4,243	$4,297

Other ancillary services:
Number of ageility physical therapy inpatient clinics (end of period)	47	47	47	47	47
Number of ageility physical therapy outpatient clinics (end of period)	111	108	92	88	85
Number of home health communities served (end of period)	12	12	15	15	13

(1)
Occupancy and average monthly rate for the three months ended December 31, 2017, March 31, 2018 and June 30, 2018 include data for the senior living communities that were sold to SNH during such periods pursuant to the 2017 Transaction Agreement as owned until the time of sale and as managed from the time of sale through the end of such periods.

(2)
Includes living units categorized as in service. As a result, the number of living units may change from period to period for reasons other than the acquisition or disposition of senior living communities.

(3)
Average monthly rate is calculated by taking the average daily rate, which is defined as total operating revenues for senior living services divided by occupied units during the period, and multiplying it by 30 days.

(4)	Includes 1,916 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.

(5)	Includes 76 assisted living and independent living units in communities where skilled nursing services are the predominant services provided.

(6)	Includes 427 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
PERCENT BREAKDOWN OF SENIOR LIVING COMMUNITY REVENUE(1)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Independent and assisted living communities (owned):
Private and other sources	98.8%	98.8%	98.8%	98.8%
Medicaid	1.2%	1.2%	1.2%	1.2%
Total	100.0%	100.0%	100.0%	100.0%

Independent and assisted living communities (leased):
Private and other sources	98.9%	99.0%	99.0%	99.0%
Medicaid	1.1%	1.0%	1.0%	1.0%
Total	100.0%	100.0%	100.0%	100.0%

Continuing care retirement communities (leased):
Private and other sources	74.9%	74.1%	73.9%	73.5%
Medicare	17.5%	19.0%	18.5%	19.7%
Medicaid	7.6%	6.9%	7.6%	6.8%
Total	100.0%	100.0%	100.0%	100.0%

Skilled nursing facilities (leased):
Private and other sources	20.0%	21.9%	20.5%	23.0%
Medicare	19.0%	22.2%	19.3%	22.6%
Medicaid	61.0%	55.9%	60.2%	54.4%
Total	100.0%	100.0%	100.0%	100.0%

Total senior living communities (owned and leased):
Private and other sources	78.0%	77.7%	77.6%	77.6%
Medicare	9.3%	10.4%	9.8%	10.7%
Medicaid	12.7%	11.9%	12.6%	11.7%
Total	100.0%	100.0%	100.0%	100.0%

(1)	Excludes data for managed communities.

(end)